FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: December 23, 1998

                 Date of Earliest Event Reported: December 10, 1998


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                  VIRGINIA                            54-1387365
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)             Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000

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ITEM 2. ACQUISITION OF ASSETS

(a) On December 10, 1998, pursuant to a Merger Agreement dated as of July 22, 1998, as amended by the Amendment to Merger Agreement dated as of October 20, 1998 (collectively, the "Merger Agreement"), by and among Dollar Tree Stores, Inc. ("Dollar Tree"), Dollar Tree West, Inc., a California corporation and a wholly owned subsidiary of Dollar Tree ("Merger Sub"), and Step Ahead Investments, Inc., a privately-held California company ("Step Ahead"), Merger Sub merged with and into Step Ahead (the "Merger") with Step Ahead as the surviving corporation (the "Surviving Corporation") and thereby becoming a wholly owned subsidiary of Dollar Tree.

     Upon consummation of the Merger, (i) each share of outstanding Step Ahead stock, common or preferred, was converted into the right to receive 1.1212 shares of Dollar Tree common stock, (ii) Dollar Tree assumed each outstanding option ("Stock Option") to purchase shares of Step Ahead common stock granted pursuant to Step Ahead Investments, Inc. Long Term Incentive Plan, as amended, which Stock Options now constitute options to acquire the number (rounded up to the nearest whole number) of shares of Dollar Tree common stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the effective time of the Merger and (iii) Dollar Tree granted options to purchase 165,000 shares of Dollar Tree common stock ("Special Options") to five key employees of Step Ahead who had executed non-competition agreements or a non-competition and consulting agreement. Dollar Tree expects to issue a total of 2,151,000 shares of its common stock in the Merger, including 1,663,000 shares in exchange for the outstanding shares of Step Ahead common and preferred stock, 323,000 shares issuable upon exercise of the Stock Options and 165,000 shares issuable upon exercise of the Special Options. Shares of Dollar Tree common stock to be issued in the Merger were registered with the U.S. Securities Exchange Commission on a Registration Statement on Form S-4 which became effective on November 10, 1998. No cash consideration is payable to Step Ahead shareholders in connection with the Merger, other than cash in lieu of fractional shares.

         Under the terms of the Merger Agreement, an aggregate of 10% of the shares of Dollar Tree common stock issued to Step Ahead shareholders in the Merger will be held in escrow to satisfy any claims Dollar Tree may have with respect to breaches of representations, warranties and covenants in the Merger Agreement and may also be claimed by Dollar Tree to the extent that Step Ahead's adjusted net worth prior to closing is less than $8.2 million as of November 29, 1998.

         At the time of the Merger, there was no material relationship between Dollar Tree (including its subsidiaries, officers, directors and shareholders) and Step Ahead.

         BankBoston, N.A. has been retained to serve as Exchange Agent. Letters of Transmittal and accompanying materials have been sent to Step Ahead shareholders instructing them on the exchange of their Step Ahead shares.


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(b) At the time of the merger,  Step Ahead  operated a chain of 66 retail stores under the name of "98(cent) Clearance Centers" in northern California and Nevada. Dollar Tree intends to continue to engage in the same business in substantially the same manner.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) No financial statements are required to be filed on this Current Report on Form 8-K in connection with the reported merger.

(b) No proforma financial information is required to be filed on this Current Report on Form 8-K in connection with the reported merger.

(c) Exhibits required by Item 601 of Regulation S-K:

   The following document, filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on July 31, 1998, is incorporated herein by this reference:

         2.1      Merger  Agreement dated July 22, 1998 by and among Dollar Tree
                  Stores,   Inc.,   Dollar  Tree  West,  Inc.,  and  Step  Ahead
                  Investments, Inc.

         The following document, filed as Exhibit 2.1 to the Company's Current Report on Form 8-K on October 29, 1998, is incorporated herein by this reference:

         2.2 Amendment to the Merger Agreement dated October 20, 1998 by and among Dollar Tree Stores, Inc., Dollar Tree West, Inc., and Step Ahead Investments, Inc.



                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         DOLLAR TREE STORES, INC.
                                                   (Registrant)


Date:         December 23, 1998          By:   /s/ Frederick C. Coble
                                             -----------------------------
                                                    Frederick C. Coble
                                                    Senior Vice President,
                                                    Chief Financial Officer